UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 24, 2006
Pizza Inn, Inc.
(Exact name of registrant as specified in its charter)

Missouri	0-12919	47-0654575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3551 Plano Parkway, The Colony, Texas	75056
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (469) 384-5000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
     On September 24, 2006, Pizza Inn, Inc. (the “Company”) and Ronald W. Parker, the Company’s former President and Chief Executive Officer, entered into a Compromise and Settlement Agreement (the “Settlement Agreement”) relating to the arbitration filed by the Company against Mr. Parker on January 12, 2005 and the arbitration claims filed by Mr. Parker against the Company on January 31, 2005 (collectively, the “Parker Arbitration”). At issue in the Parker Arbitration was the Company’s termination of Mr. Parker for cause in December 2004 and Mr. Parker’s claims against the Company for alleged defamation, alleged wrongful termination, and recovery of amounts allegedly due under his employment agreement. Mr. Parker had originally sought in excess of $10,700,000 from the Company, including approximately (i) $7,000,000 for severance payments plus accrued interest, (ii) $800,000 in legal expenses, and (iii) $2,900,000 in other alleged damages.
     Pursuant to the Settlement Agreement, each of the Company and Mr. Parker (i) denied wrongdoing and liability, (ii) agreed to mutual releases of liability, and (iii) agreed to dismiss all pending claims with prejudice. The Company also agreed to pay Mr. Parker $2,800,000 through a structured payment schedule to resolve all claims asserted by Mr. Parker in the Parker Arbitration. The total amount is to be paid within six months, beginning with an initial payment of $100,000 on September 25, 2006 (the “Initial Payment Date”). Additional amounts are to be paid as follows: $200,000 payable 45 days after the Initial Payment Date; $150,000 payable 75 days after the Initial Payment Date; and payments of $100,000 on each of the 105th, 135th, and 165th day after the Initial Payment Date. The final amount of approximately $2,050,000 is to be paid within 180 days of the Initial Payment Date. The Company expects to be able to fund the payments under the Settlement Agreement by utilizing available equity in its corporate office and distribution facilities in The Colony, Texas to refinance existing mortgage debt on that property and/or engage in a sale lease-back transaction for that property. There can be no assurance that the Company will be able to realize sufficient value from its real estate assets or otherwise be able to fund the payments under the Settlement Agreement. If the Company is not able to fund the payments under the Settlement Agreement or obtain financing, or enter into a sale lease-back transaction on terms reasonably satisfactory to the Company, then the liquidity, financial condition, business, and results of operations of the Company may be materially adversely affected.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pizza Inn, Inc.
Date: September 26, 2006	By:	/s/ Timothy P. Taft
Timothy P. Taft,
President and Chief Executive Officer